UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On May 27, 2015, Alliance One International, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”).

(b) At the Special Meeting, the Company’s stockholders approved amendments to the Company’s amended and restated articles of incorporation and authorized the Company’s Board of Directors, if in its judgment it is necessary, to select and file one such amendment to effect a reverse stock split of the Company’s common stock, no par value per share, at a ratio in the range of 1:10 to 1:25, such ratio to be determined in the discretion of the Company’s Board of Directors. The following table sets forth the votes cast for and against this matter, as well as the number of abstentions (there were no broker non-votes):

Votes For	Votes Against	Abstentions
51,032,441	28,835,047	399,251

Item 8.01	Other Events

On May 28, 2015, the Company issued a press release announcing a 1-for-10 reverse stock split of its common stock to be effective after the close of all trading on June 26, 2015. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated May 28, 2015